Exhibit 10(m)
AMENDMENT NUMBER ONE
TO THE
HARRIS CORPORATION
2005 DIRECTORS’ DEFERRED COMPENSATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)
          WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation 2005 Directors’ Deferred Compensation Plan, as amended and restated effective January 1, 2009 (the “Plan”);
          WHEREAS, pursuant to Paragraph 10 of the Plan, the Board of Directors of the Corporation (the “Board”) has the authority to amend the Plan; and
          WHEREAS, the Board has approved an amendment to the Plan to modify the definition of “Change of Control”, effective as of August 28, 2010;
          NOW, THEREFORE, pursuant to action by the Board, the Plan hereby is amended, effective as of August 28, 2010, as follows:
1.	Paragraph 2 of the Plan hereby is amended to delete the definition of “Change of Control” in its entirety and replace it with the following:

““Change in Control” shall be deemed to have occurred if:”
          (i) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Corporation Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Corporation or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Corporation or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));
          (ii) individuals who, on July 3, 2010, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 3, 2010, whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
          (iii) there is consummated a merger, consolidation, share exchange or similar form of corporate reorganization of the Corporation or any such type of transaction involving the Corporation or any of its Subsidiaries that requires the approval of the Corporation’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Corporation Voting Securities) eligible to elect directors of such corporation is represented by shares that were Corporation Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Corporation Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, or any employee benefit plan sponsored or maintained by the Corporation (or the corporation resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a “Non-Control Transaction”);
          (iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation; or
          (v) the Corporation consummates a direct or indirect sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries.
          Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which reduces the number of Corporation Voting Securities outstanding; provided, that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a Change in Control of the Corporation shall then occur.
          For the purposes of this definition of “Change in Control” the term “Subsidiary” shall mean any entity of which the Corporation owns or controls, either directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power.”
2.	The Plan is hereby amended to replace all references to the phrase “Change of Control” set forth therein with the phrase “Change in Control”. Notwithstanding the foregoing, any document incorporating by reference the definition of “Change of Control” previously set forth in the Plan shall be deemed to incorporate by reference the definition of “Change in Control” set forth in the Plan by virtue of this amendment.

          IN WITNESS WHEREOF, Harris Corporation has caused this amendment to the Harris Corporation 2005 Directors’ Deferred Compensation Plan to be executed by its duly authorized officer on October 27, 2010.

HARRIS CORPORATION
By:	/s/ Jeffrey S. Shuman
Jeffrey S. Shuman
Senior Vice President, Human Resources and Corporate Relations

ATTEST
/s/ Scott T. Mikuen
Scott T. Mikuen
Secretary Harris Corporation